Exhibit 10.2




                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into effective as of January 31, 2004, by and between Time Bytes LTD, Sports Profile LTD, (UK companies) and Time Bytes International, Inc., a Delaware corporation (the "Companies") and NEVERN JOHNS ("Employee"). This agreement is to be considered as an ancillary document to the terms of the Stock Purchase Agreement, entered into by the Employee, on December 30, 2003.

                              W I T N E S S E T H:

         WHEREAS, the Companies desires to secure the services of Employee, and Employee desires to furnish such services to the Companies upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1. Duties. The Companies hereby employs Employee to serve the Companies as Managing Director and President. During the entire term of his employment, Employee shall be the responsible person for day to day operations, and shall be a member of the Board(s) of Directors of each one of the three Companies. Employee agrees to carry out such employment in a good and professional manner and to the reasonable satisfaction of the Companies.

2. Compensation.

         (a) Base Salary. The Companies covenant and agree that, in consideration of the services performed hereunder, it will pay to Employee at its regular and customary intervals an annual salary of $250,000.

         (b) Performance Bonus. Employee shall be entitled to an annual performance bonus, as specified in the Stock Purchase Agreement, Schedule 1(c), dated December 30, 2003, as well as an annual increase in Base Salary, assuming the increase will not adversely affect the fiscal responsibility of the Companies' to operate without substantial losses. No performance bonus shall be payable unless Employee was employed by the Company full time during the entire fiscal year.

3. Permanent Disability. If Employee becomes permanently disabled within the meaning of permanent long-term disability, the Companies shall have the right to terminate Employee's employment under this Agreement by sending written notice of such termination to Employee or his legal representative. Notwithstanding any such termination, the Employee shall be entitled to receive his base salary, and performance bonus as accrued through the date of termination.

5. Death. If Employee dies during the term of his employment, this Agreement shall terminate as of the date of death. Employee's beneficiary or estate shall
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be entitled to receive his base salary and performance bonus as accrued through the date of termination.

6. Term. The initial term of Employee's employment hereunder shall be for a Five Year Term, or through _______, 2009 subject to the termination provisions set forth in paragraphs 7, 8 and 9 hereof. Thereafter, Employee has the option to renew this Agreement for two, additional, five (5) year term each, unless either party shall give not less than 60 days prior written notice of their intent not to renew the Agreement.

7. Termination for Cause. This Agreement may be terminated by the Companies for cause, effective immediately upon giving of written notice to the Employee, in which event Employee's salary, and prorated bonus shall be continued through the date of termination, as of which date this Agreement shall be canceled and void.

         For purposes of this Agreement, "cause" shall include:

         (a) Employee is convicted in a court of competent jurisdiction for any violation of law other than a routine traffic violation;

         (b) Employee is arrested or charged with any violation of law, and such arrest or charge receives publicity which, in the reasonable opinion of the Company, adversely affects the Company's image, business prospects or profitability;

         (c) Employee engages in any business or calling which competes with the Company;

         (d) Employee becomes or remains directly or indirectly interested, financially or otherwise, in any enterprise which, in the reasonable judgment of the Company, damages the Company's image, business prospects or profitability;

         (e) Employee unreasonably fails or refuses to perform the duties required of him hereunder or breaches the terms hereof.

         (f) Employee commits any act of fraud, embezzlement or similar conduct against or breaches a fiduciary obligation to the Company.

8. Termination Without Cause.

         (a) The Company may terminate Employee's employment hereunder without cause at any time upon giving of written notice to the Employee, in which event Employee's salary shall be continued for a period of One Year from termination, as of which date this Agreement shall be canceled and void.

         (b) For purposes of this Agreement, the following shall be deemed a termination of Employee's employment hereunder without cause:

                  (i) All or substantially all of the assets of the Companies are sold, or a controlling interest in the Companies is sold or merged into a larger entity unless in connection with such a sale this Agreement is assumed by the buyer or Employee is offered an employment contract for substantially the same responsibilities, for a term of at least one year, and at substantially the same compensation, as provided in this Agreement.

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

                  (ii) Either event occurring, the Employee shall receive compensation from only one Party.

9. Termination by Employee. Employee may terminate his employment hereunder, subject to the restrictive covenants hereinafter stated, upon giving One Hundred Twenty days prior written notice to the Companies, in which event Employee's base salary, and prorated bonus shall be continued through the date of termination. Employee will have in place, at the time of termination notification, a replacement Management Director/President capable of providing a seamless transition for the Companies.

10. Restrictive Covenants.

         (a) Employee recognizes and acknowledges that confidential information may exist, from time to time, with respect to the business of the Companies. Accordingly, Employee agrees that he will not disclose any confidential information relating to the business of the Companies to any individual or entity during his employment or thereafter. The provisions of this paragraph shall not apply to information which is or shall become generally known to the public or the trade (except by reason of Employee's breach of his obligations hereunder), information which is or shall become available in trade or other publications (except by reason of Employee's breach of his obligations hereunder), and information which Employee is required to disclose by order of a court of competent jurisdiction (but only to the extent specifically ordered by such court and, when reasonably possible, if Employee shall give the Companies prior notice of such intended disclosure so that it has the opportunity to seek a protective order if it deems appropriate).

         (b) As used in this Agreement, "confidential information" means studies, plans, reports, surveys, analyses, notes, records, unpublished memoranda or documents, and all other nonpublic information relating to the Companies' business activities, including, without limitation, all methods, processes, techniques, equipment, research data, marketing and sales information, personnel data, customer lists, employee lists, financial data, plans and all other techniques, know-how and trade secrets which presently or in the future are in the possession of the Companies.

         (c) All memoranda, notes, records, reports, plans, papers or other documents made or compiled by or made available to Employee in the course of employment are and shall be the sole and exclusive property of the Companies and shall be promptly delivered and returned to the Companies by Employee immediately upon termination of employment with the Companies.

         (d) During the term of his employment hereunder, and for a period of two years thereafter, Employee shall not engage (either as principal, agent or consultant, or through any corporation, firm or organization in which he may be an officer, director, employee, controlling stockholder, partner, member, or with which he is otherwise affiliated) directly or indirectly, in any activity or business anywhere in the United Kingdom or the United States which is engaged in the Greeting Card/ DVD delivery systems, and/or other format delivery systems utilized for distribution of content and important events, and/or information businesses.

11. Injunction. Employee acknowledges that the services to be rendered by him are of a special, unique and extraordinary character, and, in connection with such services, he will have access to confidential information vital to the

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

Companies' business. Accordingly, Employee consents and agrees that if he violates any of the provisions of paragraph 10 hereof, the Companies would sustain irreparable harm and, therefore, in addition to any other remedies which may be available to it, the Companies shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from committing or continuing any such violation of this Agreement. Nothing in this Agreement shall be construed as prohibiting the Companies from pursuing any other remedy or remedies including, without limitation, recovery of damages.

12. Modification or Elimination of Restrictions. In the event that any of the restrictions contained in paragraph 10 hereof shall be held to be in any way an unreasonable restriction on Employee, then the court so holding may reduce the territory and/or period of time in which such restriction operates, or modify or eliminate any such restriction to the extent necessary to render such paragraphs enforceable.

13. Entire Agreement. This Agreement represents the entire Agreement between the parties with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for either party in connection with the terms hereof. This Agreement may not be amended except by an instrument in writing signed by the Companies and Employee.

14. Severability. Should any provision or clause hereof be held to be invalid, such invalidity shall not affect any other provision or clause hereof which can be given effect without such invalid provision. This Agreement shall inure to the benefit of and be binding upon the Companies, their successors and assigns and upon Employee and his heirs, executors, administrators, or other legal representatives.

15. Laws Applicable. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.



TIME BYTES LTD.                             SPORTS PROFILE LTD

By: Nevern Johns                            BY: Nevern Johns
    ----------------------------                ------------------------------

Title: President                            Title: Vice President
       -------------------------                   ---------------------------

/s/ Nevern Johns
--------------------------------            ----------------------------------
EMPLOYEE                                             EMPLOYEE


TIME BYTES INTERNATIONAL, INC.

BY: Nevern Johns
    ----------------------------

Title: President
       -------------------------

/s/ Nevern Johns
--------------------------------
EMPLOYEE

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